Exhibit 1.01

Advanced Semiconductor Engineering, Inc.

Conflict Minerals Report

For the year ended December 31, 2014

Corporate Overview and Product Scope

Advanced Semiconductor Engineering, Inc. (“ASE”, “we”, “our”, “us”) is the world’s largest independent provider of semiconductor packaging and materials services based on 2014 revenues. Our services include semiconductor packaging, production of interconnect materials, front-end engineering testing, wafer probing and final testing services, as well as integrated solutions for electronic manufacturing services in relation to computers, peripherals, communications, industrial, automotive, and storage and server applications. We utilize gold, tantalum, tin and tungsten which are necessary to deliver our packaging, materials and electronic manufacturing services.

We have twelve facilities located in Taiwan, China, Malaysia, Japan, Singapore and Korea that provide packaging, testing and materials services to many semiconductor companies around the world. A typical customer engagement involves receiving consigned silicon wafers from the customer, performing a series of manufacturing services to the wafers, and delivering a completed, packaged integrated circuit back to the customer. In the performance of packaging and materials services, we typically add gold and tin as direct materials in the manufacturing process, and we occasionally add tungsten and tantalum. We do not use gold, tin, tungsten or tantalum in our testing services.

Since our acquisition of a controlling interest in Universal Scientific Industrial Co., Ltd. in February 2010, we provide a broad range of electronic manufacturing services to a global customer base. We have seven facilities located in Taiwan, China and Mexico that provide electronic manufacturing services. In providing these services, we acquire numerous electronic and non-electronic components, and assemble them into sub-assemblies and finished products. Typical materials and components which we utilize include solder (tin based), electrolytic capacitors (tantalum bearing), integrated circuits (gold wire) and high temperature wires (tungsten). Gold, tin, tungsten and tantalum are essential to our electronic manufacturing services.

All packaging and materials services and electronic manufacturing services we provide contain one or more of the conflict minerals: gold, tin, tungsten or tantalum.

Reasonable Country of Origin Inquiry (RCOI)

For our packaging and materials services, we purchase gold, tin and tungsten from 101 suppliers. Each of these 101 suppliers has supplied us with the information required in a Conflict Minerals Reporting Template (CMRT) authored by the Electronic Industry Citizenship Coalition, Incorporated & Global e-Sustainability Initiative, or EICC-GeSI, with an accounting of their conflict mineral Smelters or Refiners (SoRs). Each of these 101 suppliers is in receipt of our conflict minerals policy, and each has confirmed their understanding of its principles and their willingness to comply.

For our electronic manufacturing services, we performed a supplier assessment of all 1,194 suppliers who provided us with gold, tin, tungsten or tantalum in 2014. We organized the list by annual purchase volume (purchase expenditure in dollars) from largest to smallest and made a determination that for our 2014 Conflict Minerals Report we would analyze suppliers supplying us a purchase volume of greater than $1 million. The purchase volume of the resulting 232 companies accounted for 95% of our total purchase volume in 2014.

Below are the results of our Reasonable Country of Origin Inquiry, or RCOI.

Gold – Packaging and Materials Services

1.	During 2014, we purchased gold for our packaging and materials services from a total of 53 suppliers. None of these suppliers are SoRs, and all these suppliers purchased gold from SoRs or from third parties. Based on data we collected, we identified a total of 58 SoRs from which we indirectly purchased gold in 2014 for our packaging and materials services. All 53 of our gold suppliers for our packaging and materials services responded to our request, representing 100% of our total expenditure for gold during 2014 for our packaging and materials services.

2.	Based on an inspection of the list available at www.conflictfreesourcinginitiative.org conducted on December 31, 2014, 48 of the SoRs from which we indirectly purchased gold in 2014 for our packaging and materials services are participants in the Conflict-Free Smelter Program, or CFSP, operated by the Conflict-Free Sourcing Initiative, or CFSI.

3.	The following table summarizes our RCOI results for gold purchased for our packaging and materials services in 2014.

Companies supplying gold for our packaging and materials services	Number	%
Companies from which we purchased gold	53	100%
Companies that provided SoR source information	53	100%
Companies that were not able provide SoR source information	0	0%

SoRs of gold for our packaging and materials services
SoRs from which we indirectly purchased gold	58	100%
SoRs with Smelter ID, CFSI Compliant	42	73%
SoRs with Smelter ID, CFSI Active	6	10%
SORs not involved in CFSP	10	17%

Gold – Electronic Manufacturing Services

1.	During 2014, we purchased gold for our electronic manufacturing services from a total of 180 suppliers. None of these suppliers are SoRs, and all these suppliers purchased gold from SoRs or from other third parties. Based on data collected, 122 SoRs were identified from which we indirectly purchased gold in 2014 for our electronic manufacturing services. One-hundred seventy-two of our gold suppliers for our electronic manufacturing services responded to our request to identify the SoRs for gold during 2014. Eight did not respond.

2.	Based on an inspection of the list available at www.conflictfreesourcinginitiative.org conducted on December 31, 2014, 62 of the SoRs from which we indirectly purchased gold in 2014 for our electronic manufacturing services are participants in the CFSP operated by the CFSI.

3.	The following table summarizes our RCOI results for gold purchased for our electronic manufacturing services in 2014.

Companies supplying gold for our electronic manufacturing services	Number	%
Companies from which we purchased gold	180	100%
Companies that provided SoR source information	172	95%
Companies that were not able provide SoR source information	8	5%

SoRs of gold for our electronic manufacturing services
SoRs from which we indirectly purchased gold	122	100%
SoRs with Smelter ID, CFSI Compliant	53	43%
SoRs with Smelter ID,CFSI Active	9	7%
SORs not involved in CFSP	60	50%

Tin – Packaging and Materials Services

1.	During 2014, we purchased tin for our packaging and materials services from a total of 67 suppliers. None of these suppliers are SoRs, and all of these suppliers purchased tin from SoRs or from other third parties. Based on the data we collected, we identified a total of 46 SoRs from which we indirectly purchased tin in 2014 for our packaging and materials services. All 67 of our tin suppliers for our packaging and materials services responded to our request, representing 100% of our total expenditure for tin during 2014 for our packaging and materials services.

2.	Based on an inspection of the list available at www.conflictfreesourcinginitiative.org conducted on December 31, 2014, 38 of the SoRs from which we indirectly purchased tin in 2014 for our packaging and materials services are participants in the CFSP operated by the CFSI.

3.	The following table summarizes our RCOI results for tin purchased for our packaging and materials services in 2014.

Companies supplying tin for our packaging and materials services	Number	%
Companies from which we purchased tin	67	100%
Companies that provided SoR source information	67	100%
Companies that were not able provide SoR source information	0	0%

SoRs of tin for our packaging and materials services
SoRs from which we indirectly purchased tin	46	100%
SoRs with Smelter ID, CFSI Compliant	20	44%
SoRs with Smelter ID, CFSI Active	18	39%
SORs not involved in CFSP	8	17%

Tin – Electronic Manufacturing Services

1.	During 2014, we purchased tin for our electronic manufacturing services from a total of 189 suppliers. None of these suppliers are SoRs and all these suppliers purchased tin from SoRs or from other third parties. Based on data collected, 102 SoRs were identified from which we indirectly purchased tin for our electronic manufacturing services in 2014. One-hundred eighty one of our tin suppliers for our electronic manufacturing services responded to our request to identify the SoRs for tin during 2014. Eight did not respond.

2.	Based on an inspection of the list available at www.conflictfreesourcinginitiative.org conducted on December 31, 2014, 46 of the SoRs from which we indirectly purchased tin for our electronic manufacturing services in 2014 are participants in the CFSP operated by the CFSI.

3.	The following table summarizes our RCOI results for tin purchased for our electronic manufacturing services in 2014.

Companies supplying tin for our electronic manufacturing services	Number	%
Companies from which we purchased tin	189	100%
Companies that provided SoR source information	181	96%
Companies that were not able provide SoR source information	8	4%

SoRs of tin for our electronic manufacturing services
SoRs from which we indirectly purchased tin	102	100%
SoRs with Smelter ID, CFSI Compliant	23	22%
SoRs with Smelter ID, CFSI Active	23	22%
SoRs not involved in CFSP	56	56%

Tungsten – Packaging and Materials Services

1.	During 2014, we purchased tungsten for our packaging and materials services from a total of 2 suppliers. None of these suppliers are SoRs, and did purchase tungsten from a SoR or another third party. Based on data we collected, we identified 2 SoRs from which we indirectly purchased tungsten for our packaging and materials services in 2014. Our 2 tungsten suppliers for our packaging and materials services responded to our request, representing 100% of our total expenditure for tungsten for our packaging and materials services during 2014.

2.	Based on an inspection of the list available at www.conflictfreesourcinginitiative.org conducted on December 31, 2014, the 2 SoRs from which we indirectly purchased tungsten for our packaging and materials services in 2014 are participants in the CFSP operated by CFSI or participants in the Tungsten Industry—Conflict Minerals Council, or TI-CMC.

3.	The following table summarizes our RCOI results for tungsten purchased for our packaging and materials services in 2014.

Companies supplying tungsten for our packaging and materials services	Number	%
Companies from which we purchased tungsten	2	100%
Companies that provided SoR source information	2	100%
Companies that were not able provide SoR source information	0	0%

SoRs of tungsten for our packaging and materials services
SoRs from which we indirectly purchased tungsten	2	100%
SoRs with Smelter ID, CFSI Compliant	2	100%
SoRs with Smelter ID, CFSI Active or TI-CMC Progressing	0	0%
SoRs not involved in CFSP or TI-CMC	0	0%

Tungsten – Electronic Manufacturing Services

1.	During 2014, we purchased tungsten for our electronic manufacturing services from a total of 114 suppliers. None of these suppliers are SoRs and all these suppliers purchased tungsten from SoRs or from other third parties. Based on data collected, 36 SoRs were identified from which we indirectly purchased tungsten for our electronic manufacturing services in 2014. One hundred six of our tungsten suppliers for our electronic manufacturing services responded to our request to identify the SoRs for tungsten during 2014. Eight did not reply.

2.	Based on an inspection of the list available at www.conflictfreesourcinginitiative.org conducted on December 31, 2014, 9 of the SoRs from which we indirectly purchased tungsten for our electronic manufacturing services in 2014 are participants in either the CFSP operated by the CFSI or the TI-CMC program.

3.	The following table summarizes our RCOI results for tungsten purchased for our electronic manufacturing services in 2014.

Companies supplying tungsten for our electronic manufacturing services	Number	%
Companies from which we purchased tungsten	114	100%
Companies that provided SoR source information	106	93%
Companies that were not able provide SoR source information	8	7%

SoRs of tungsten for our electronic manufacturing services
SoRs from which we indirectly purchased tungsten	36	100%
SoRs with Smelter ID, CFSI Compliant	8	22%
SoRs with Smelter ID, CFSI Active or TI-CMC Progressing	1	3%
SoRs not involved in CFSP or TI-CMC	27	75%

Tantalum – Packaging and Materials Services

1.	During 2014, we purchased tantalum for our packaging and materials services from 1 supplier. This supplier is not an SoR, and it purchased tantalum from an SoR or from third party. Based on data we collected, we identified a total of 1 SoR from which we indirectly purchased tantalum in 2014 for our packaging and materials services. Our tantalum supplier for our packaging and materials services responded to our request, representing 100% of our total expenditure for tantalum during 2014 for our packaging and materials services.

2.	Based on an inspection of the list available at www.conflictfreesourcinginitiative.org conducted on December 31, 2014, the SoR from which we indirectly purchased tantalum in 2014 for our packaging and materials services is a participant in the CFSP operated by the CFSI.

3.	The following table summarizes our RCOI results for tantalum purchased for our packaging and materials services in 2014.

Companies supplying tantalum for our packaging and materials services	Number	%
Companies from which we purchased tantalum	1	100%
Companies that provided SoR source information	1	100%
Companies that were not able provide SoR source information	0	0%

SoRs of tantalum for our packaging and materials services
SoRs from which we indirectly purchased tantalum	1	100%
SoRs with Smelter ID, CFSI Compliant	1	100%
SoRs with Smelter ID, CFSI Active	0	0%
SORs not involved in CFSP	0	0%

Tantalum – Electronic Manufacturing Services

1.	During 2014, we purchased tantalum for our electronic manufacturing services from a total of 86 suppliers. None of these suppliers are SoRs, and all these suppliers purchased tantalum from SoRs or from other third parties. Based on the data collected, 41 SoRs were identified from which we indirectly purchased tantalum for our electronic manufacturing services in 2014. Seventy-eight of our tantalum suppliers for our electronic manufacturing services responded to our request to identify the SoRs for tantalum during 2014. Eight did not reply.

2.	Based on an inspection of the list available at www.conflictfreesourcinginitiative.org conducted on December 31, 2014, 38 of the SoRs from which we indirectly purchased tantalum for our electronic manufacturing services in 2014 are participants in the CFSP operated by the CFSI.

3.	The following table summarizes our RCOI results for tantalum purchased for our electronic manufacturing services in 2014.

Companies supplying tantalum for our electronic manufacturing services	Number	%
Companies from which we purchased tantalum	86	100%
Companies that provided SoR source information	78	91%
Companies that were not able provide SoR source information	8	9%

SoRs of tantalum for electronic manufacturing services
SoRs from which we indirectly purchased tantalum	41	100%
SoRs with Smelter ID, CFSI Compliant	38	93%
SoRs with Smelter ID, CFSI Active	0	0%
SORs not involved in CFSP	3	7%

Part I. Due Diligence

Design of Due Diligence

ASE designed its due diligence measures to conform to the Organization for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Second Edition, including the related supplements on tantalum, tin, tungsten, and gold.

Due Diligence Measures Performed

OECD Step 1	Establish strong company management systems
A. Adopt and clearly communicate to suppliers and public

The ASE Group Corporate Policy for Sourcing Conflict Minerals is posted on our website (and attached here as Annex A) as well as distributed to each of our suppliers of conflict minerals who must agree in writing that the policy will be complied with.

Additionally, we require each supplier to certify they understand our conflict minerals policy and will comply with its covenants.

Finally, every factory manager must certify they comply with our conflict minerals policy. They are also responsible for communicating the policy throughout their organizations and implementing procedures to ensure compliance.

B. Structure internal management to support due diligence	Our conflict minerals management team is a comprehensive cross-functional team under the direction of our Chief Operating Officer. The team provides planning, analysis, management, tracking, monitoring and communication for the business wide initiative. They hold regular and frequent meetings to ensure progress against requirements.
C. Establish a system of controls and transparency over the mineral supply chain

Conflict minerals procedures are documented in our specifications system and managed by our quality control organization. The bills-of-materials required for different customer products across all manufacturing operations are controlled by our manufacturing execution system software.

The primary method for gathering conflict mineral data is through the deployment and gathering of Conflict Free Sourcing Initiative (CFSI) Conflict Minerals Reporting Templates (CMRTs). We store this data on a comprehensive filing system that supports ensuring the currency of the data.

D. Strengthen company engagement with suppliers	In addition to formal written documentation, ASE is building person-to-person links between employees and suppliers to improve the quality and consistency of vendor communications. ASE is beginning to hold supplier orientation and training sessions to enable our manufacturing partners to better understand and serve our needs.

E. Establish grievance mechanism	ASE encourages suppliers and employees to have open and honest dialog on issues of mutual interest.
OECD Step 2	Identify and assess risk in the supply chain
A. Identify risks in the supply chain

Our process for identifying conflict minerals risk in the supply chain is as follows:

(a)   Identify all direct materials and components in the supply chain that contain conflict minerals.

(b)   Identify suppliers of materials and components that contain conflict minerals.

(c)   Gather CMRTs from our suppliers of conflict minerals.

(d)   Depending on the enormity and complexity of the supply chain:

•    Assess the value of the annual purchase volume of all conflict minerals.

•    Prioritize conflict mineral sources by dollar volume to leverage impact from available analytical resources.

B. Assess risks of adverse impacts	(a) Assess data gathered on templates to identify potential inconsistencies or “red flags.” (b) Follow up as appropriate to resolve items of concern.
OECD Step 3	Design and implement a strategy to respond to identified risks
A. Report finding to designated senior management	Periodic reviews are held among team members and with senior management to ensure they are aware of current conflict minerals compliance status.
B. Devise and adopt a risk management plan	In 2014, we began selectively tracking below the smelter level using data contained in the CFSI RCOI database. In 2015, we will begin supplier audits to validate declarations provided to us.
C. Implement the risk management plan, monitor and track performance of risk mitigation efforts and report back to designated senior management

 Our packaging and materials services mitigate supply chain risk to conflict minerals in two ways:

(a)    We work with non-compliant suppliers to obtain CFSP certification, or an equivalent. Suppliers unwilling or incapable of achieving such certification are replaced with compliant suppliers.

(b)    For compliance year 2014, we received CMRTs from 100% of our conflict mineral suppliers.

Our electronic manufacturing services mitigate supply chain risk to conflict minerals in two ways:

(a)    We work with non-compliant suppliers to obtain CFSP certification, or an equivalent. Suppliers unwilling or incapable of achieving such certification are replaced with compliant suppliers.

(b)    For compliance year 2014, our electronic manufacturing services identified 232 suppliers that accounted for 95% of our conflict minerals content. In 2015, we will increase the number of suppliers in order to further reduce our risk.

D. Undertake additional fact and risk assessments for risks requiring mitigation, or after a change of circumstances

We have begun supplier audits to assess the accuracy of data and statements made by larger suppliers. This program will be broadened over time.

ASE has joined the EICC, which provides access to RCOI data in the CFSI database.

OECD Step 4	Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain

For CY 2014, ASE has undertaken an Independent Private Sector Audit (IPSA) of our Conflict Minerals Report in compliance with the requirements set forth in the SEC Conflict Minerals Final Rule and subsequent SEC Guidance.

In addition, as a member of CFSI, we leverage the due diligence conducted on smelters by the CFSP which uses independent third-party auditors to audit the source of the conflict minerals used by smelters.

OECD Step 5	Report on supply chain due diligence.
ASE filed a Form SD and Conflict Minerals Report for Compliance Year 2014 with the US Securities and Exchange Commission on or before the June 1, 2015 deadline in compliance with the SEC Conflict Minerals Final Rule and subsequent guidance.

Part II. Due Diligence Determination and Product Declaration

Product Declaration

Based on the RCOI analysis and due diligence process for both ASE’s packaging and materials services and electronic manufacturing services, we made the following product determinations.

	DRC Conflict Free	DRC Conflict Undeterminable	Not found to be DRC Conflict Free
Packaging and Materials Services products	Packaging (wafer bumping) and materials services (substrate)	All other packaging services	No services fall in this category
Electronic Manufacturing Services products	No services fall in this category	All electronic manufacturing services	No services fall in this category

Facilities used to Process Conflict Minerals

A list of Smelters and Refiners that sourced conflict minerals utilized in our services is provided in Annex D.

Conflict Minerals Country of Origin

A list of countries where conflict minerals were mined or extracted is listed in Annex E. These minerals may have been smelted or refined in the country of extraction or in facilities around the world.

Glossary

A glossary of abbreviations and terms is included in Annex C.

Part III – Independent Private Sector Audit

We obtained an independent private sector audit by KPMG. This report is set forth in “Annex B”.

Annex A – ASE Group Corporate Policy for Sourcing Conflict Minerals

The mining and distribution of “conflict minerals”1 originating from the Democratic Republic of the Congo are sometimes controlled by violent organizations in order to fund conflict in that country and adjacent regions. Our industry supply chains are inadvertently subject to metals derived from these conflict minerals which can be introduced through the metals we use such as gold, tin, tantalum and tungsten. ASE Group is dedicated to the elimination of these conflict minerals in our supply chain, and to use only conflict-free minerals2 responsibly sourced around the world. It is also our objective to support the continued use of conflict-free minerals from the DRC and the adjacent regions such that responsible mining is not diminished.

All suppliers to ASE Group must support this policy by:

(a)	being diligent in their assessment and validation of their supply chains to ensure ASE Group’s objectives of a transparent supply chain, and conflict-free purchases as inputs to the services and products we produce.

(b)	at all times be in compliance with all regional and international regulations for conflict minerals.

(c)	at all times be in compliance with industry standards for the sourcing and reporting of conflict minerals.

(d)	being diligent and accurate in their formal assurances of conflict-free minerals provided to us.

1 Conflict minerals are columbite-tantalite (coltan), cassiterite, gold, wolframite, or their derivatives as defined in the Dodd-Frank Act section 1502 and SEC Rule 13p-1 under the Securities Exchange Act of 1934.

2 Conflict-free minerals are conflict minerals that through their distribution directly or indirectly do not benefit violent organizations in the Democratic Republic of the Congo and its adjacent regions.

Annex B – Report of Independent Accountants

Independent Accountants Report

To the Supervisory Board and Shareholders of Advanced Semiconductor Engineering Inc.:

We have examined:

•	whether the design of the due diligence framework of Advanced Semiconductor Engineering Inc. (the “Company”) as set forth in the section titled “Part I. Due Diligence” of the Company’s Conflict Minerals Report for the reporting period from January 1 to December 31, 2014, is in conformity, in all material respects, with the criteria set forth in the Organisation of Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Second Edition 2013 (“OECD Due Diligence Guidance”), and

•	whether the Company’s description of the due diligence measures it performed, as set forth in the section titled “Part I. Due Diligence” of the Company’s Conflict Minerals Report for the reporting period from January 1 to December 31, 2014, is consistent, in all material respects, with the due diligence process that the Company undertook.

Management from the Company is responsible for the design of the Company’s due diligence framework and the description of the Company’s due diligence measures set forth in the Conflict Minerals Report, and performance of the due diligence measures. Our responsibility is to express an opinion on the design of the Company’s due diligence framework and on the description of the due diligence measures the Company performed, based on our examination.

Our examination was conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants and the standards applicable to attestation engagements contained in Government Auditing Standards, issued by the Comptroller General of the United States, and, accordingly, included examining, on a test basis, evidence about the design of the Company’s due diligence framework and the description of the due diligence measures the Company performed, and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion.

Our examination was not conducted for the purpose of evaluating:

•	The consistency of the due diligence measures that the Company performed with either the design of the Company’s due diligence framework or the OECD Due Diligence Guidance;

•	The completeness of the Company’s description of the due diligence measures performed;

•	The suitability of the design or operating effectiveness of the Company’s due diligence process;

•	Whether a third party can determine from the Conflict Minerals Report if the due diligence measures the Company performed are consistent with the OECD Due Diligence Guidance;

•	The Company’s reasonable country of origin inquiry (RCOI), including the suitability of the design of the RCOI, its operating effectiveness, or the results thereof; or

•	The Company’s conclusions about the source or chain of custody of its conflict minerals, those products subject to due diligence, or the DRC Conflict Free status of its products.

Accordingly, we do not express an opinion or any other form of assurance on the aforementioned matters or any other matters included in any section of the Conflict Minerals Report other than the section titled “Part I. Due Diligence.”

In our opinion,

•	the design of the Company’s due diligence framework for the reporting period from January 1 to December 31, 2014, as set forth in the Company’s Conflict Minerals Report is in conformity, in all material respects, with the OECD Due Diligence Guidance, and

•	the Company’s description of the due diligence measures it performed as set forth in its Conflict Minerals Report for the reporting period from January 1 to December 31, 2014, is consistent, in all material respects, with the due diligence process that the Company undertook.

/s/ KPMG

Taipei, Taiwan (the Republic of China)

May 29, 2015

Annex C – Glossary

Term	Explanation
ASE	Advanced Semiconductor Engineering, Inc.
CFSI	Conflict Free Sourcing Initiative
CFSP	Conflict Free Sourcing Program
DRC Conflict Free	DRC Conflict-free minerals are conflict minerals that, through their mining or distribution, directly or indirectly, do not benefit violent organizations in the Democratic Republic of the Congo and its adjacent regions.
EICC	Electronic Industry Citizenship Coalition
GeSI	Global eSustainability Initiative
OECD	Organisation for Economic Co-operation and Development
RCOI	Reasonable Country of Origin Inquiry
SoR	Smelter or Refiner
TI-CMC	Tungsten Industry—Conflict Minerals Council

Annex D – Smelter List – Combined

Entity Legend

A+M Packaging and Materials Services

EMS Electronic Manufacturing Services

Material	CFSI ID	Smelter or Refiner Name	Entity	SoR Country Location
Gold	CID000009	Acade Noble Metal (Zhao Yuan) Corporation	EMS	CHINA
Gold	CID000019	Aida Chemical Industries Co. Ltd.	A+M, EMS	JAPAN
Gold	CID000035	Allgemeine Gold-und Silberscheideanstalt A.G.	A+M, EMS	GERMANY
Gold	CID000041	Almalyk Mining and Metallurgical Complex (AMMC)	EMS	UZBEKISTAN
Gold	CID000058	AngloGold Ashanti Córrego do Sítio Minerção	A+M, EMS	BRAZIL
Gold	CID000077	Argor-Heraeus SA	A+M, EMS	SWITZERLAND
Gold	CID000082	Asahi Pretec Corporation	A+M, EMS	JAPAN
Gold	CID000090	Asaka Riken Co Ltd	A+M, EMS	JAPAN
Gold	CID000103	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	A+M, EMS	TURKEY
Gold	CID000113	Aurubis AG	A+M, EMS	GERMANY
Gold	CID002716	Austin Powder	EMS	UNKNOWN
Gold	CID000128	Bangko Sentral ng Pilipinas (Central Bank Philippines)	A+M, EMS	PHILIPPINES
Gold	CID000141	Bauer Walser AG	EMS	GERMANY
Gold	CID000157	Boliden AB	A+M, EMS	SWEDEN
Gold	CID000176	C. Hafner GmbH + Co. KG	A+M, EMS	GERMANY
Gold	CID000180	Caridad	A+M, EMS	MEXICO
Gold	CID000185	CCR Refinery – Glencore Canada Corporation (Xstrata)	A+M, EMS	CANADA
Gold	CID000189	Cendres + Métaux SA	EMS	SWITZERLAND
Gold	CID000233	Chimet S.p.A.	A+M, EMS	ITALY
Gold	CID000242	China National Gold Group Corporation	EMS	CHINA
Gold	CID000264	Chugai Mining	A+M, EMS	JAPAN
Gold	CID000272	Cloud Hunan	EMS	CHINA
Gold	CID000288	Colt Refining	EMS	USA
Gold	CID000328	Daejin Indus Co. Ltd	EMS	KOREA, ROK
Gold	CID000343	Daye Non-Ferrous Metals Mining Ltd.	EMS	CHINA
Gold	CID000359	Do Sung Corporation	EMS	KOREA, ROK
Gold	CID000362	Doduco	EMS	GERMANY
Gold	CID000392	Dongguan Standard Electronic Material Co.,Ltd.	EMS	CHINA
Gold	CID000393	Dongguanshi Sutande Dianzi Cailiao Youxiangongsi	EMS	CHINA
Gold	CID000401	Dowa	A+M, EMS	JAPAN

Gold	CID000425	Eco-System Recycling Co., Ltd.	A+M, EMS	JAPAN
Gold		Faggi Enrico SPA	EMC	UNKNOWN
Gold	CID000465	Feinhutte Halsbrucke Gmbh	EMC	GERMANY
Gold	CID000493	FSE Novosibirsk Refinery	EMS	RUSSIAN FED
Gold	CID000522	Gansu Seemine Material Hi-Tech Co Ltd	EMS	CHINA
Gold	CID000523	Gansu-based Baiyin Nonferrous Metals Corporation (BNMC)	EMS	CHINA
Gold	CID002459	Geib Refining Corporation	EMS	USA
Gold	CID002312	Guangdong Jinding Gold Limited	A+M, EMS	CHINA
Gold	CID000671	Hangzhou Fuchunjiang Smelting Co., Ltd.	EMS	CHINA
Gold	CID000694	Heimerle + Meule GmbH	A+M, EMS	GERMANY
Gold	CID000707	Heraeus Ltd. Hong Kong	A+M, EMS	HONG KONG
Gold	CID000711	Heraeus Precious Metals GmbH & Co. KG	A+M, EMS	GERMANY
Gold	CID000767	Hunan Chenzhou Mining Industry Group	EMS	CHINA
Gold	CID000778	Hwasung CJ Co. Ltd	EMS	KOREA, ROK
Gold	CID000801	Inner Mongolia Qiankun Gold and Silver Refinery Share	A+M, EMS	CHINA
Gold	CID000807	Ishifuku Metal Industry Co., Ltd.	A+M, EMS	JAPAN
Gold	CID000814	Istanbul Gold Refinery	EMS	TURKEY
Gold	CID000823	Japan Mint	EMS	JAPAN
Gold	CID000855	Jiangxi Copper Company Limited	EMS	CHINA
Gold	CID000920	Johnson Matthey Inc	A+M, EMS	USA
Gold	CID000924	Johnson Matthey Ltd	A+M, EMS	CANADA
Gold	CID000927	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	EMS	RUSSIAN FED
Gold	CID000929	JSC Uralectromed	EMS	RUSSIAN FED
Gold	CID000937	JX Nippon Mining & Metals Co., Ltd.	A+M, EMS	JAPAN
Gold	CID000957	KazZinc Ltd	EMS	KAZAKHSTAN
Gold	CID000969	Kennecott Utah Copper LLC	A+M, EMS	USA
Gold	CID000981	Kojima Chemicals Co., Ltd	A+M, EMS	JAPAN
Gold	CID000988	Korea Metal Co. Ltd	EMS	KOREA, ROK
Gold	CID001009	Kunshan Jinli Chemical Industry Reagents Co., Ltd.	EMS	CHINA
Gold	CID001029	Kyrgyzaltyn JSC	EMS	KYRGYZSTAN
Gold	CID001032	L' azurde Company For Jewelry	EMS	SAUDI ARABIA
Gold	CID001056	Lingbao Gold Company Limited	EMS	CHINA
Gold	CID001058	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	EMS	CHINA
Gold	CID001078	LS-NIKKO Copper Inc.	A+M, EMS	KOREA, ROK
Gold	CID001093	Luoyang Zijin Yinhui Metal Smelt Co Ltd	EMS	CHINA
Gold	CID001113	Materion	A+M, EMS	USA

Gold	CID001119	Matsuda Sangyo Co., Ltd.	A+M, EMS	JAPAN
Gold	CID001149	Metalor Technologies (Hong Kong) Ltd	A+M, EMS	HONG KONG
Gold	CID001152	Metalor Technologies (Singapore) Pte. Ltd.	EMS	SINGAPORE
Gold	CID001147	Metalor Technologies Ltd. (Suzhou)	EMS	CHINA
Gold	CID001153	Metalor Technologies SA	A+M, EMS	SWITZERLAND
Gold	CID001157	Metalor USA Refining Corporation	A+M, EMS	USA
Gold	CID001161	Met-Mex Penoles, S.A. de C.V.	EMS	MEXICO
Gold	CID001188	Mitsubishi Materials Corporation	A+M, EMS	JAPAN
Gold	CID001193	Mitsui Mining and Smelting Co., Ltd.	A+M, EMS	JAPAN
Gold	CID001204	Moscow Special Alloys Processing Plant	EMS	RUSSIAN FED
Gold	CID001220	Nadir Metal Rafineri San. Ve Tic. A.Ş.	A+M, EMS	TURKEY
Gold	CID001236	Navoi Mining and Metallurgical Combinat	A+M, EMS	UZBEKISTAN
Gold	CID001259	Nihon Material Co. LTD	A+M, EMS	JAPAN
Gold	CID001322	Ohio Precious Metals, LLC	A+M, EMS	USA
Gold	CID001325	Ohura Precious Metal Industry Co., Ltd	EMS	JAPAN
Gold	CID001326	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals”	EMS	RUSSIAN FED
Gold	CID001328	OJSC Kolyma Refinery	EMS	RUSSIAN FED
Gold	CID001352	PAMP SA - Produits Artistiques de Metaus Precieux SA	A+M, EMS	SWITZERLAND
Gold	CID001362	Penglai Penggang Gold Industry Co Ltd	EMS	CHINA
Gold	CID001386	Prioksky Plant of Non-Ferrous Metals	EMS	RUSSIAN FED
Gold	CID001397	PT Aneka Tambang (Persero) Tbk	EMS	INDONESIA
Gold	CID001498	PX Précinox SA	EMS	SWITZERLAND
Gold	CID001512	Rand Refinery (Pty) Ltd	A+M, EMS	SO AFRICA
Gold	CID001916	Refinery of Shandong Gold Mining	A+M, EMS	CHINA
Gold	CID001534	Royal Canadian Mint	A+M, EMS	CANADA
Gold	CID001546	Sabin Metal Corp.	EMS	USA
Gold	CID001562	Samwon Metals Corp.	EMS	KOREA, ROK
Gold	CID001573	Schone Edelmetaal	EMS	NETHERLAND
Gold	CID001585	SEMPSA Joyería Platería SA	A+M, EMS	SPAIN
Gold	CID001619	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	EMS	CHINA
Gold	CID001622	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	A+M, EMS	CHINA
Gold	CID001754	So Accurate Group, Inc.	EMS	USA
Gold	CID001756	SOE Shyolkovsky Factory of Secondary Precious Metals	EMS	RUSSIAN FED
Gold	CID001761	Solar Applied Materials Technology Corp.	A+M, EMS	TAIWAN
Gold	CID001798	Sumitomo Metal Mining Co., Ltd.	A+M, EMS	JAPAN
Gold	CID001810	Super Dragon Technology Co., Ltd.	EMS	CHINA

Gold	CID001843	Tai Zhou Chang San Jiao Electron Co., Ltd.	EMS	CHINA
Gold	CID001875	Tanaka Kikinzoku Kogyo K.K.	A+M, EMS	JAPAN
Gold	CID001909	The Great Wall Gold and Silver Refinery of China	EMS	CHINA
Gold	CID001938	Tokuriki Honten Co., Ltd	A+M, EMS	JAPAN
Gold	CID001947	Tongling Nonferrous Metals Group Co.,Ltd	EMS	CHINA
Gold	CID001955	Torecom	EMS	KOREA, ROK
Gold	CID001977	Umicore Brasil Ltda	EMS	BRAZIL
Gold	CID002314	Umicore Precious Metals Thailand	EMS	THAILAND
Gold	CID001980	Umicore SA Business Unit Precious Metals Refining	A+M, EMS	BELGIUM
Gold	CID001993	United Precious Metal Refining, Inc.	A+M, EMS	USA
Gold	CID002003	Valcambi SA	A+M, EMS	SWITZERLAND
Gold	CID002030	Western Australian Mint trading as The Perth Mint	A+M, EMS	AUSTRALIA
Gold	CID002100	Yamamoto Precious Metal Co., Ltd.	A+M, EMS	JAPAN
Gold	CID002559	Yantai Zhaojin lufu	EMS	UNKNOWN
Gold	CID002129	Yokohama Metal Co Ltd	A+M, EMS	JAPAN
Gold	CID000197	Yunnan Copper Industry Co., Ltd.	EMS	CHINA
Gold	CID002204	Zhaojin Mining Industry Co., Ltd.	EMS	CHINA
Gold	CID002221	Zhongshan Poison Material Monopoly Co.	EMS	CHINA
Gold	CID002224	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	A+M, EMS	CHINA
Gold	CID002243	Zijin Mining Group Co. Ltd	A+M, EMS	CHINA
Tantalum	CID000211	Changsha South Tantalum Niobium Co., Ltd.	EMS	CHINA
Tantalum	CID000291	Conghua Tantalum and Niobium Smeltry	EMS	CHINA
Tantalum	CID000410	Duoluoshan	EMS	CHINA
Tantalum	CID000456	Exotech Inc.	EMS	USA
Tantalum	CID000460	F&X Electro-Materials Ltd.	EMS	CHINA
Tantalum	CID002558	Global Advanced Metals Aizu	EMS	JAPAN
Tantalum	CID002557	Global Advanced Metals Boyertown	EMS	USA
Tantalum	CID000616	Guangdong Zhiyuan New Material Co., Ltd.	EMS	CHINA
Tantalum	CID002501	Guizhou Zhenhua Xinyun Technology Ltd, Kaili branch	EMS	CHINA
Tantalum	CID002544	H.C. Starck Co., Ltd.	EMS	THAILAND
Tantalum	CID002545	H.C. Starck GmbH Goslar	EMS	GERMANY
Tantalum	CID002546	H.C. Starck GmbH Laufenburch	EMS	GERMANY
Tantalum	CID002547	H.C. Starck Hermsdorf GmbH	EMS	GERMANY
Tantalum	CID002548	H.C. Starck Inc.	EMS	USA
Tantalum	CID002549	H.C. Starck Ltd.	EMS	JAPAN
Tantalum	CID002550	H.C. Starck Smelting GmbH & Co.KG	EMS	GERMANY

Tantalum	CID002492	Hengyang King Xing Lifeng New Materials Co., Ltd.	EMS	CHINA
Tantalum	CID000731	High Temp Specialty Metals	EMS	USA
Tantalum	CID000914	JiuJiang JinXin Nonferrous Metals Co., Ltd.	EMS	CHINA
Tantalum	CID000917	Jiujiang Tanbre Co., Ltd.	EMS	CHINA
Tantalum	CID002539	KEMET Blue Metals	EMS	MEXICO
Tantalum	CID002568	KEMET Blue Powder	EMS	USA
Tantalum	CID000973	King-Tan Tantalum Industry Ltd	EMS	CHINA
Tantalum	CID001076	LSM Brasil S.A.	EMS	BRAZIL
Tantalum	CID001163	Metallurgical Products India (Pvt.) Ltd.	EMS	INDIA
Tantalum	CID001175	Mineração Taboca S.A.	EMS	BRAZIL
Tantalum	CID001192	Mitsui Mining & Smelting	EMS	JAPAN
Tantalum	CID001200	Molycorp Silmet A.S.	EMS	ESTONIA
Tantalum	CID001277	Ningxia Orient Tantalum Industry Co., Ltd.	EMS	CHINA
Tantalum	CID002540	Plansee SE Liezen	EMS	AUSTRIA
Tantalum	CID002556	Plansee SE Reutte	EMS	AUSTRIA
Tantalum	CID001508	QuantumClean	EMS	USA
Tantalum	CID001522	RFH Tantalum Smeltry Co., Ltd	EMS	CHINA
Tantalum	CID001634	Shanghai Jiangxi Metals Co. Ltd	EMS	CHINA
Tantalum	CID001769	Solikamsk Magnesium Works OAO - Metal Works	EMS	RUSSIAN FED
Tantalum	CID001869	Taki Chemicals	EMS	JAPAN
Tantalum	CID001879	Tantalite Resources	EMS	SO AFRICA
Tantalum	CID001891	Telex	EMS	USA
Tantalum	CID001969	Ulba Metallurgical Plant	A+M, EMS	KAZAKHSTAN
Tantalum	CID002307	Yichun Jin Yang Rare Metal Co., Ltd	EMS	CHINA
Tantalum	CID002232	Zhuzhou Cement Carbide	EMS	CHINA
Tantalum	CID002307	Yichun Jin Yang Rare Metal Co., Ltd	EMS	CHINA
Tin	CID002662	5N Plus	EMS	UNKNOWN
Tin	CID000292	Alpha (ATI Tungsten Materials)	A+M, EMS	USA
Tin	CID000151	Best Metals	EMS	BRAZIL
Tin	CID002673	Cendres & Metaux SA	EMS	SWITZERLAND
Tin	CID000228	Chenzhou Yun Xiang Mining Smelting Co., Ltd.	EMS	CHINA
Tin	CID000244	China Rare Metal Materials Company	EMS	CHINA
Tin	CID001070	China Tin Group Co., Ltd.	A+M, EMS	CHINA
Tin	CID000278	CNMC (Guangxi) PGMA Co. Ltd.	A+M, EMS	CHINA
Tin	CID000295	Cooper Santa	A+M, EMS	BRAZIL
Tin	CID000306	CV Gita Pesona	EMS	INDONESIA
Tin	CID000307	CV JusTindo	EMS	INDONESIA
Tin	CID000308	CV Makmur Jaya	EMS	INDONESIA

Tin	CID000309	CV Nurjanah	EMS	INDONESIA
Tin	CID000313	CV Serumpun Sebalai	A+M, EMS	INDONESIA
Tin	CID000315	CV United Smelting	A+M, EMS	INDONESIA
Tin	CID000402	Dowa	EMS	JAPAN
Tin	CID002270	Dr. Soldering Tin Products Co., Ltd	EMS	CHINA
Tin	CID000438	Empresa Metalurgica Vinto (Government (100%)	A+M, EMS	BOLIVIA
Tin	CID000448	Estanho de Rondônia S.A.	EMS	BRAZIL
Tin	CID000466	Feinhutte Halsbrucke GmbH	EMS	GERMANY
Tin	CID000468	Fenix Metals	A+M, EMS	POLAND
Tin	CID000545	Gejiu Gold Smelter Minerals Co., Ltd.	EMS	CHINA
Tin	CID000538	Gejiu Non-Ferrous Metal Processing Co. Ltd.	A+M, EMS	CHINA
Tin	CID000555	Gejiu Zi-Li	A+M, EMS	CHINA
Tin	CID000712	Heraeus Precious Metals GmbH & Co. KG	EMS	GERMANY
Tin	CID000760	Huichang Jinshunda Tin Co. Ltd	A+M, EMS	CHINA
Tin	CID000864	Jiangxi Nanshan	A+M, EMS	CHINA
Tin	CID000942	Kai Unita Trade Limited Liability Company	A+M, EMS	CHINA
Tin	CID000986	Koki Japan	EMS	THAILAND
Tin	CID000992	Kovohute Pribram Nastupickna a.s.	EMS	CZECH REPUBLIC
Tin	CID002467	Kurt J Lesker Company	EMS	UNKNOWN
Tin	CID001063	Linwu Xianggui Smelter Co	A+M, EMS	CHINA
Tin	CID001082	Lubeck GmbH	EMS	GERMANY
Tin	CID002468	Magnu's Minerais Metais e Ligas LTDA	A+M, EMS	BRAZIL
Tin	CID001105	Malaysia Smelting Corporation (MSC)	A+M, EMS	MALAYSIA
Tin	CID001112	Materials Eco-Refining Co., Ltd.	EMS	JAPAN
Tin	CID002500	Melt Metais e Ligas S/A	EMS	BRAZIL
Tin	CID001136	Metahub Industries Sdn. Bhd.	EMS	MALAYSIA
Tin	CID001142	Metallic Resources Inc.	EMS	USA
Tin	CID001143	Metallo Chimique	A+M, EMS	BELGIUM
Tin	CID001173	Mineração Taboca S.A.	A+M, EMS	BRAZIL
Tin	CID001177	Ming Li Jia Smelt Metal Factory	EMS	CHINA
Tin	CID001182	Minsur	A+M, EMS	PERU
Tin	CID001191	Mitsubishi Materials Corporation	A+M, EMS	JAPAN
Tin	CID002573	Nghe Tin Non-Ferrous Metal	EMS	VIETNAM
Tin	CID001305	Novosibirsk Integrated Tin Works	A+M, EMS	RUSSIAN FED
Tin	CID001314	O.M. Manufacturing (Thailand) Co., Ltd.	A+M, EMS	THAILAND
Tin	CID002517	O.M. Manufacturing Philippines, Inc.	EMS	PHILIPPINES
Tin	CID001337	Operaciones Metalurgica SA (OMSA)	A+M, EMS	BOLIVIA
Tin	CID001393	PT Alam Lestari Kencana	EMS	INDONESIA

Tin	CID001399	PT Artha Cipta Langgeng	A+M, EMS	INDONESIA
Tin	CID002503	PT ATD Makmur Mandiri Jaya	EMS	INDONESIA
Tin	CID001402	PT Babel Inti Perkasa	A+M, EMS	INDONESIA
Tin	CID001406	PT Babel Surya Alam Lestari	EMS	INDONESIA
Tin	CID001409	PT Bangka Kudai Tin	EMS	INDONESIA
Tin	CID001412	PT Bangka Putra Karya	A+M, EMS	INDONESIA
Tin	CID001416	PT Bangka Timah Utama Sejahtera	EMS	INDONESIA
Tin	CID001419	PT Bangka Tin Industry	A+M, EMS	INDONESIA
Tin	CID001421	PT Belitung Industri Sejahtera	A+M, EMS	INDONESIA
Tin	CID001424	PT BilliTin Makmur Lestari	EMS	INDONESIA
Tin	CID001428	PT Bukit Timah Tbk	A+M, EMS	INDONESIA
Tin	CID001434	PT DS Jaya Abadi	A+M, EMS	INDONESIA
Tin	CID001438	PT Eunindo Usaha Mandiri	A+M, EMS	INDONESIA
Tin	CID001442	PT Fang Di MulTindo	EMS	INDONESIA
Tin	CID002287	PT Hanjaya Perkasa Metals	EMS	INDONESIA
Tin	CID001445	PT HP Metals Indonesia	EMS	INDONESIA
Tin	CID002530	PT Inti Stania Prima	EMS	INDONESIA
Tin	CID001448	PT Karimun Mining	A+M, EMS	INDONESIA
Tin	CID001449	PT Koba Tin	EMS	INDONESIA
Tin	CID001453	PT Mitra Stania Prima	A+M, EMS	INDONESIA
Tin	CID001457	PT Panca Mega Persada	EMS	INDONESIA
Tin	CID001458	PT Prima Timah Utama	A+M, EMS	INDONESIA
Tin	CID001460	PT Refined Bangka Tin	A+M, EMS	INDONESIA
Tin	CID001463	PT Sariwiguna Binasentosa	A+M, EMS	INDONESIA
Tin	CID001466	PT Seirama Tin investment	EMS	INDONESIA
Tin	CID001468	PT Stanindo Inti Perkasa	A+M, EMS	INDONESIA
Tin	CID001471	PT Sumber Jaya Indah	EMS	INDONESIA
Tin	CID001476	PT Supra Sukses Trinusa	EMS	INDONESIA
Tin	CID001477	PT Tambang Timah	A+M, EMS	INDONESIA
Tin	CID001482	PT Timah (Persero), Tbk	A+M, EMS	INDONESIA
Tin	CID001486	PT Timah Nusantara Tbk (Pelat)	EMS	INDONESIA
Tin	CID001490	PT Tinindo Inter Nusa	A+M, EMS	INDONESIA
Tin	CID001493	PT Tommy Utama	EMS	INDONESIA
Tin	CID001494	PT Yinchendo Mining Industry	EMS	INDONESIA
Tin	CID001539	Rui Da Hung	A+M, EMS	TAIWAN
Tin	CID001606	Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co., Ltd.	EMS	CHINA
Tin	CID001758	Soft Metais, Ltd.	A+M, EMS	BRAZIL
Tin	CID001845	Taicang City Nancang Metal Material Co., Ltd.	EMS	CHINA

Tin	CID001898	Thaisarco	A+M, EMS	THAILAND
Tin	CID001946	Tongding Metal Material Co., Ltd	EMS	CHINA
Tin	CID001986	Uniforce Metal Industrial Corp.	EMS	TIAWAN
Tin	CID002486	Vertex Metals Incorporated	EMS	TAIWAN
Tin	CID002035	Westfalenzinn	EMS	GERMANY
Tin	CID002036	White Solder Metalurgia e Mineração Ltda.	A+M, EMS	BRAZIL
Tin	CID002054	Wu Xi Shi Yi Zheng Ji Xie She Bei	EMS	CHINA
Tin	CID002430	Xin Tongding	EMS	UNKNOWN
Tin	CID002559	Yantai ZhaoJin Kasfort Precious Incorporated Company	EMS	CHINA
Tin	CID002121	Yifeng Tin Industry (Chenzhou) Co., Ltd.	EMS	CHINA
Tin	CID002158	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	A+M, EMS	CHINA
Tin	CID002180	Yunnan Tin Company, Ltd.	A+M, EMS	CHINA
Tin		Zhuzhou Smelter Group Co., Ltd	EMS	CHINA
Tin	CID002229	Zhuhai Horyison Solder Co., Ltd.	EMS	CHINA
Tungsten	CID000004	A.L.M.T. Corp.	EMS	JAPAN
Tungsten	CID002344	Chengdu Hongbo Industrial Co., Ltd.	EMS	CHINA
Tungsten	CID002513	Chenzhou Diamond Tungsten Products Co., Ltd.	EMS	CHINA
Tungsten	CID000258	Chongyi Zhangyuan Tungsten Co Ltd	EMS	CHINA
Tungsten	CID000345	Dayu Weiliang Tungsten Co., Ltd.	EMS	CHINA
Tungsten	CID000499	Fujian Jinxin Tungsten Co., Ltd.	EMS	CHINA
Tungsten	CID000875	Ganzhou Huaxing Tungsten Products Co. Ltd.	EMS	CHINA
Tungsten	CID002315	Ganzhou Jiangwu Ferrotungsten Co. Ltd.	EMS	CHINA
Tungsten	CID000868	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	EMS	CHINA
Tungsten	CID002494	Ganzhou Seadragon W & Mo Co., Ltd	EMS	CHINA
Tungsten	CID000568	Global Tungsten & Powders Corp.	A+M, EMS	USA
Tungsten	CID000218	Guangdong XiangLu Tungsten Co., Ltd.	EMS	CHINA
Tungsten	CID002541	H.C. Starck GmbH	EMS	GERMANY
Tungsten	CID002542	H.C. Starck Smelting GmbH & Co. KG	EMS	GERMANY
Tungsten	CID000766	Hunan Chenzhou Mining Group Co., Ltd.	EMS	CHINA
Tungsten	CID000769	Hunan Chunchang Nonferrous Metals Co., Ltd.	EMS	CHINA
Tungsten	CID000825	Japan New Metals Co., Ltd.	EMS	JAPAN
Tungsten	CID002551	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	EMS	CHINA
Tungsten	CID002321	Jiangxi Gan Bei Tungsten Co., Ltd.	EMS	CHINA
Tungsten	CID002313	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	EMS	CHINA
Tungsten	CID002493	Jiangxi Richsea New Material Co., Ltd.	EMS	CHINA
Tungsten	CID002318	Jiangxi Tonggu Non-ferrous Metallurgical & Chem Co.,	EMS	CHINA
Tungsten	CID002317	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	EMS	CHINA

Tungsten	CID000966	Kennametal Fallon	EMS	USA
Tungsten	CID000105	Kennametal Inc. (previously ATI Alldyne) Huntsville	EMS	USA
Tungsten	CID002319	Malipo Haiyu Tungsten Co., Ltd.	EMS	CHINA
Tungsten	CID001277	Ningxia Orient Tantalum Industry Co., Ltd.	EMS	CHINA
Tungsten	CID002543	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	EMS	VIETNAM
Tungsten	CID002532	Pobedit	EMS	RUSSIAN FED
Tungsten	CID001889	Tejing (Vietnam) Tungsten Co., Ltd.	EMS	VIETNAM
Tungsten	CID002011	Vietnam Youngsun Tungsten Industry Co., Ltd	EMS	VIETNAM
Tungsten	CID002044	Wolfram Bergbau und Hütten AG (Sandvik AB, 100%)	EMS	AUSTRIA
Tungsten	CID002047	Wolfram Company CJSC	EMS	RUSSIAN FED
Tungsten	CID002320	Xiamen Tungsten (H.C.) Co., Ltd.	EMS	CHINA
Tungsten	CID002082	Xiamen Tungsten Co., Ltd. (CXTC)	A+M, EMS	CHINA
Tungsten	CID002095	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	EMS	CHINA

Annex E – Countries of Origin of Conflict Minerals

It is likely that we used conflict minerals from many of the following sources as well as some that are not identified.

Angola	Argentina	Australia	Austria
Belgium	Bolivia	Brazil	Burundi
Canada	Central African Republic	Chile	China
Columbia	Cote d ’Ivor	Czech Republic	Democratic Republic of the Congo
Djibouti	Egypt	Estonia	Ethiopia
France	Germany	Guyana	Hungary
India	Indonesia	Ireland	Israel
Japan	Kazakhstan	Kenya	Laos
Luxembourg	Madagascar	Malaysia	Mongolia
Mozambique	Myanmar	Namibia	Netherlands
Nigeria	Peru	Portugal	Republic of the Congo
Russia	Rwanda	Sierra Leone	Singapore
Slovakia	South Africa	South Korea	South Sudan
Spain	Suriname	Switzerland	Taiwan
Tanzania	Thailand	Uganda	United Kingdom
United States	Vietnam	Zambia	Zimbabwe
Recycle/Scrap